                                                                   EXHIBIT 99.1

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of BTG, Inc.:

We have audited the accompanying consolidated balance sheet of BTG, Inc. and subsidiaries as of March 31, 2000, and the related consolidated statements of operations, shareholders' equity, cash flow and comprehensive income for the year then ended. Our audit also included the financial statement schedule listed in the index at Item 14(a)1. These financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion such consolidated financial statements present fairly, in all material respects, the financial position of BTG, Inc. and subsidiaries as of March 31, 2000, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

/s/ Deloitte & Touche LLP

McLean, Virginia
May 16, 2000